Exhibit 10.07

AGREEMENT

This Agreement (the “Agreement”) is entered into May 1, 2007 (the “Effective Date”), by and between Grammercy LLC (‘Grammercy”), a Virginia Limited Liability Corporation, and AIMS Worldwide, Inc. (“AIMS”), a Nevada corporation.

WHEREAS, AIMS has agreed to undertake marketing activities aimed at the not for profit, public policy issue and political campaign segment of the economy in particular and at all other segments of the economy in general;

WHEREAS, AIMS has agreed to conduct its services in a manner that is consistent with laws governing organizations that are exempt from federal income tax under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”);

WHEREAS, Grammercy is experienced in identifying, contacting, solicting, developing, securing and providing new marketing communications, public relations, strategic planning, management and other consulting services;

WHEREAS, AIMS, in furtherance of the above-mentioned activities, wishes to retain Grammercy to provide certain integrated marketing communications new client development and management services; and

WHEREAS, Grammercy wishes to provide AIMS with the desired integrated marketing communications new client development and management services;

NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.

Services.

Subject to the terms and conditions herein, Grammercy agrees to provide to AIMS the services set forth in Exhibit A (the “Services”).

Section 2.

Payments.

In exchange for the provision of the Services, AIMS shall pay Grammercy the consideration set forth at Exhibit B, as amended from time to time in writing, signed by the parties to this agreement. In addition to cash payments provided as defined in Exhibit B.

The parties have agreed that Grammercy will not have a draw against fees, but the parties have agreed to consider this provision at a later date and will negotiate the draw amount if this provision is ever considered.

AIMS shall provide Grammercy with the remaining balance of existing five-year stock option for purchase of up to 200,000 shares of AIMS restricted common stock annually  and currently approved for Michael Foudy for any calander year during the term of this agreement. All such options shall have “piggyback” registration rights.

Section 3.

Expenses.

Grammercy and AIMS agree that Grammercy shall be entitled to reimbursement for reasonable, documented business expenses incurred by Grammercy in connection with the performance of Grammercy’s duties; provided that any such expenses are pre-approved and agreed to in advance by AIMS.  Upon receipt of a monthly invoice submitted by Grammercy, AIMS shall reimburse Grammercy during the Term of this Agreement for such expenses actually incurred. AIMS shall provide Grammercy with termporary/visitor’s office space, clerical (when available), computer and staff support (when available). AIMS also shall provide business cards.

Section 4.

Personnel.

Grammercy shall be solely responsible for hiring the professional personnel needed to meet the staffing requirements to perform the Services; provided, however, that Grammercy agrees that Michael Foudy will have primary responsibility for, and will be substantially involved in, performing the Services on behalf of Grammercy.

Section 5.

Term.

The term of this Agreement shall be for a period commencing on the Effective Date and ending on December 31, 2009, unless earlier terminated in accordance with Section 15 below (the “Term”).

Section 6.

Books and Records.

Grammercy shall maintain complete and accurate books and records with respect to the performance of the Services.  Such books and records shall include an accurate accounting of the actual staff hours spent by Grammercy to perform the Services.  AIMS shall have the right to examine such books and records during regular business hours.

Section 7.

Quality Control.

In order to protect AIMS' goodwill, name, reputation and image, Grammercy covenants and agrees to conduct its activities relating to the performance of the Services and its obligations under this Agreement in accordance with (a) the highest professional and ethical standards, (b) the law, (c) the terms and conditions set forth in this Agreement, and (d) a manner that otherwise upholds and maintains the goodwill, name, reputation and image of AIMS.

Section 8.

Ownership Rights

The parties expressly intend and hereby agree that this Agreement, and performance by Grammercy pursuant to the Agreement, shall not create for Grammercy any ownership or other proprietary rights in, any intellectual property rights of AIMS; and that, any and all such ownership or other proprietary rights, including (but not limited to) any intellectual property rights created by, or resulting from, this Agreement, shall be owned by AIMS.  Grammercy hereby assigns to AIMS and/or releases any and all proprietary rights that Grammercy might otherwise have or obtain, by operation of law or otherwise, with respect to any property rights relating to AIMS.  Grammercy further hereby agrees to appoint AIMS as its attorney-in-fact with the power to execute any additional documents necessary to further evidence this assignment and/or release.

Section 9.

Representations, Warranties and Covenants.

(a)

Grammercy hereby represents, warrants and covenants as follows:  Grammercy (i) shall perform its obligations under this Agreement to the satisfaction of AIMS; and (ii) agrees that this Agreement constitutes the legal, valid and binding obligation of Grammercy, enforceable in accordance with its terms.

(b)

AIMS hereby represents, warrants and covenants as follows:  AIMS (i) is a for profit corporation duly organized and in good standing under the laws of the State of Nevada; (ii) has full power and authority to enter into and to perform this Agreement; and (iii) agrees that this Agreement constitutes the legal, valid and binding obligation of AIMS, enforceable in accordance with its terms.

Section 10.

Compliance with Laws; Nondiscrimination; Restrictions on Lobbying.

In the performance of this Agreement, Grammercy shall (a) comply with all applicable laws and regulations, (b) not discriminate against any person because of race, creed, color, religion, sex or national origin and (c) not undertake any activities as part of the Services that would constitute lobbying activity as defined under the Code and applicable regulations thereunder.  Grammercy further agrees to submit all communications prepared for issuance to the public or to a government official in connection with the Services to Gerald Garcia for pre-approval prior to their release.

Section 11.

Confidentiality; Restrictive Covenants.

(a)  Grammercy acknowledges that AIMS may provide to Grammercy confidential and proprietary information in connection with this Agreement, including any materials labeled as confidential, which constitute valuable, special, and unique assets of AIMS ("Confidential Information").  Accordingly, each Grammercy hereby covenants and agrees:  (a) that it shall use such Confidential Information solely in connection with the performance of this Agreement; (b) it shall not disclose or otherwise make available, at any time, any Confidential Information of AIMS to any other person or entity; (c) that Grammercy shall protect such Confidential Information with the same degree of care that it exercises with its own confidential and proprietary information; and (d) that upon the expiration or termination of this Agreement for any reason, any written information, data, or material concerning any Confidential Information, and all copies thereof, will be promptly returned to AIMS.  All Confidential Information shall remain the exclusive property of AIMS.  Confidential Information shall not include information which is or becomes publicly available without breach of this Agreement.

(b)  Grammercy has, at or prior to the Effective Date, delivered to AIMS copies of all employment, consulting, confidentiality, and non-competition agreements executed by the Grammercy with any prior employer or contractor.  Grammercy represents and warrants to AIMS that no prior employer or contractor of Grammercy has commenced any action or proceeding against Grammercy in relation to any breach or alleged breach of any non-competition, non-solicitation, confidentiality or other covenant or otherwise. Grammercy shall notify AIMS forthwith of any action or proceeding commenced against Grammercy by any prior employer or contractor and any order, injunction, decision, or opinion in any such proceeding. Grammercy shall deliver to AIMS upon receipt copies of all pleadings filed or served upon Grammercy relating to any such action or proceeding.

Section 12.

Liability; Indemnification; Set-Off.

AIMS shall not be liable under any contracts or obligations of Grammercy, apart from this Agreement, or for any acts or omissions of Grammercy and its officers, employees and agents.  Grammercy agrees to indemnify and hold harmless AIMS and its officers, employees and agents from any and all claims, losses, damages and expenses (including attorney fees) in any manner resulting from or arising out of any contracts or obligations entered into by Grammercy, or resulting from or arising out of the performance or breach of Grammercy's obligations under this Agreement, except as may be expressly provided herein.  AIMS shall have the right to set off against any payments owing to the Grammercy any amounts owed to AIMS by the Grammercy as a result of any breach of the Grammercy's obligations under this Section.  The Grammercy represents and warrants that its Employer ID Number is accurately set forth beneath its signature on this Agreement.

Section 13.

Limitation on Powers.

Grammercy shall not have, nor shall hold itself out as having, the power to make contracts in the name of, or binding on, AIMS, or pledge AIMS’ credit or to extend credit in the name of AIMS or to take any act which might bind or otherwise obligate AIMS in any manner whatsoever. Grammercy is not and will not represent that it is a division, affiliate or agency of AIMS whatsoever and is an independent private consulting practice representing AIMS in new client and management services.

Section 14.

Assignments; Subcontracts; Amendment

Neither party shall assign or subcontract any of its rights under this Agreement without the prior written consent of the other party.  No amendment of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment or waiver is sought.

Section 15.

Termination.

AIMS may, by written notice to Grammercy, immediately terminate this Agreement for cause if Grammercy (i) materially fails (other than by reason of a material breach or default by AIMS under this Agreement) to perform the Services in accordance with this Agreement, (ii) materially breaches any representation or warranty of this Agreement, (iii) otherwise materially defaults under any other provision of this Agreement, (iv) becomes insolvent or bankrupt or ceases to pay its debts as they mature or makes an assignment for the benefit of creditors, or if bankruptcy, insolvency or similar proceedings are instituted against it pursuant to the laws of any jurisdiction.  In addition, AIMS may, by written notice to Grammercy, or Grammercy, by written notice to AIMS, immediately terminate this Agreement because it is determined by either party that this Agreement is no longer in the best interest of either party. In the event of termination pursuant to this Section 15, AIMS shall have no further obligation to Grammercy to pay any remaining monthly payments with respect to the Service Fee and, to the extent the Services are not yet rendered, Grammercy shall immediately return any unapplied portion of the monthly payments already paid by AIMS pursuant to Section 2 of this Agreement.

Section 16.

Freedom to Contract; Relationship of the Parties.

Grammercy represents and warrants that it is free to enter into this Agreement, that it has not made and will not make any agreements in conflict with this Agreement, and that it will not disclose to AIMS, or use for AIMS benefit, any trade secrets or confidential information now or hereafter in AIMS' possession which is the property of any other party. Nothing in this Agreement shall be construed to constitute either party a partner, employee or agent of the other, to create a joint venture, pooling arrangement, partnership or business organization of any kind, or to provide either party with the authority to bind the other in any respect, it being intended that each party shall remain an independent contractor solely responsible for its own actions.  In particular (and not by way of limitation), AIMS shall have no responsibility whatsoever to collect or withhold any monies from Grammercy for the purpose of complying with any worker’s compensation laws, disability and unemployment insurance laws, Social Security tax laws, wage and hour laws, State and Federal income tax laws, or any other applicable employment-related tax laws.

Section 17.

Arbitration.

In the event any dispute arises out of, or relates to, the Services to be provided pursuant to this Agreement, the parties agree to first try in good faith to settle the dispute by themselves.  Any unsettled controversy or claim between the parties hereto arising out of or relating to this Agreement or any breach thereof (including the question of whether any particular matter is arbitrable hereunder) shall be settled by arbitration in Washington, D.C. in accordance with the Commercial Arbitration Rules of the American Arbitration then in effect.  The parties hereto agree to abide by all awards rendered in such arbitration proceedings, and all such awards may be filed by the prevailing party with the Clerk of the United States District Court for the State of Nevada, or any other Federal or State of Nevada court having jurisdiction, as a basis for judgment and the issuance of execution thereon.  Such judgment shall not be open for review except to the extent permitted by the Federal Rules of Civil Procedure.

Section 18.

Force Majeure.

Neither party shall be liable for any failure of performance hereunder due to causes beyond its reasonable control ("Force Majeure Events"), including but not limited to Force Majeure Events such as externally caused interference, satellite failure, acts of God, fire, explosion, vandalism, storm or other similar occurrences; any laws, order, regulation, direction, action or request (or failure to take an action or grant a request) of the United States government, or of any other government, including state or local governments having jurisdiction over either of the parties, or of any department, agency, commission, court, bureau, corporation or other instrumentality of any one or more of said governments, or of any civil or military authority; national emergencies; insurrections; riots; wars; or strikes, lock-outs, work stoppages or other labor difficulties.

Section 19.

Severability.

If any part of any provision of this Agreement or any other agreement, document, schedule or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, said part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of said provision or the remaining provisions of this Agreement, and the parties hereby agree to negotiate with respect to any such invalid or unenforceable part to the extent necessary to render such part valid and enforceable and as consistent as reasonably possible with the original intentions of the parties.

Section 20.

Notices.

All notices, requests, demands, approvals and other communications relating to this Agreement shall be in writing and shall be deemed to have been duly given when sent by first-class, registered or certified mail, return receipt requested, with postage paid, when personally delivered by hand, or when transmitted by fax, cable, telex or telegraph, addressed as follows:

To AIMS:

AIMS Worldwide, Inc.

10400 Eaton Place Suite 450

Fairfax, VA 22030

Attention:  Gerald Garcia

To Grammercy:

Grammercy LLC

C/O Max E. Miller

8110 Gatehouse Road

Suite 100 East

Falls Church, VA  22042

Either party's address may be changed by written notice to other party.

Section 21.

Survival.

It is the express intention and agreement of the parties that all covenants, agreements, statements, representations and warranties made in this Agreement shall survive the execution and delivery of this Agreement, and those set forth in Sections 6, 8, 12, 17 and in this Section 21 shall survive the termination of this Agreement for any reason whatsoever.

Section 22.

Limitation on Benefits.

It is the explicit intention of the parties that no person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any party, and that the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto (or their respective successors and assigns as permitted hereunder).

Section 23.

Governing Law.

This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

Section 24.

Headings.

The headings contained in this Agreement are for convenient reference only and shall not be deemed to be part of this Agreement for any purpose.

Section 25.

Entire Agreement.

This Agreement (including the schedules hereto) constitutes the entire Agreement between the parties with respect to the subject hereof, and it supersedes all prior or written agreements, commitments, or understandings with respect to the matters provided for herein.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first hereinabove set forth.

AIMS WORLDWIDE, INC.

GRAMMERCY

By:________________________________

_____________________________

Employer ID Number __________

Exhibit A

Services

Grammercy’s representative, Michael Foudy, shall serve as a new business development consultant to AIMSolutions, shall assist in the provision of accurate integrated marketing solutions to AIMSolutions clients and shall as requested by the officers and directors of AIMS Worldwide, Inc. to assist with shareholder and investor relations services to AIMS Worldwide, Inc.,

Exhibit B

Payment Schedule

Grammercy shall receive 30% of the gross profit1 of AIMSolutions up to $50,000 in any given month during the course of this agreement. Additionally, Grammercy also shall receive 15% of gross profit of AIMSolutions in excess of $50,000 up to $150,000 in any given month during the course of this agreement and Grammercy shall also receive 2.5% of gross profit of AIMSolutions in excess of $150,000 in any given month during the course of this agreement. All sums due Grammercy shall be computed on a cash basis and shall be paid no later than the 15th day of each month following the month during which AIMSolutions Consoltancy receives payment.

__________________________

1 Gross Income is defined as fees, commissions and markups on AIMSolutions clients as well as AIMSolutions/AIMS Worldwide, Inc., share of affiliate income earned by affiliates of AIMSolutions/AIMS Worldwide Inc. from AIMSolutions clients.